Certificate

Nord Pacific Limited

Corporation Number:  507816

Business Corporations Act
Form 7
Articles of Continuance
(Section 126)

  NORD PACIFIC LIMITED
  An unlimited number of common shares without nominal or par value
  None
  Such number of directors not less than two (2) nor more than twenty (20) as may be determined by the directors from time to time
  None
    (1)

(2)     August 2, 1988
         Companies Act 1981 Bermuda

  See Schedule "A" attached.

SCHEDULE A

Attaching to Articles of Continuance
of Nord Pacific Limited

1.           Notwithstanding Subsection 87(1) and 103(1) of the Business Corporations Act, notice of the time and place of a meeting of shareholders and a copy of the documents referred to in Subsection 87(5) and Section 100 shall be sent not less than ten (10) days nor more than fifty (50) days before the meeting:

(a)      to each shareholder entitled to vote at the meeting;

(b)     to each director; and

(c)      to the auditor, if any.

2.            Right to Dissent

The holders of shares of a series shall not be entitled to vote separately as a class or series upon a proposal to amend the Articles of the Corporation to:

(a)      increase or decrease any maximum number of authorized shares of such class or series or increase any maximum number of authorized shares of a class or series, having rights or privileges equal or superior to the shares of such class or series;

(b)     effect an exchange, reclassification or cancellation of all or part of the shares of such class or series;

(c)      create a new class or series of shares equal or superior to the shares of such class or series.

          3.       The holders of shares of a class or of a series shall not as such be entitled to any pre-emptive rights under Section 27 of the Business Corporations Act.

          4.       Place of Shareholders' Meetings

                   Meetings of shareholders of the Corporation may, as determined by the directors from time to time, be held at:

(a)      the registered office of the Corporation;

(b)     such other place in the Province of New Brunswick;

(c)      such other place in a province other than the Province of New Brunswick;

(d)     such other place in any state in the United States of America;

(e)      such other place in Bermuda;

(f)      such other place in Australia; or

(g)      such other place outside Canada as the directors may determine.

BUSINESS CORPORATIONS ACT
FORM 2
NOTICE OF REGISTERED OFFICE OR
NOTICE OF CHANGE OF REGISTERED OFFICE
(SECTION 17)

1.       NORD PACIFIC LIMITED

2.       507816

3.       40 WELLINGTON ROW
          SAINT JOHN, NEW BRUNSWICK E2L 4S3

4.       N/A

5.       N/A

FORM 4
NOTICE OF DIRECTORS OR
NOTICE OF CHANGE OF DIRECTORS
(SECTION 64,71)

1.       NORD PACIFIC LIMITED

2.       SEE ATTACHED LIST

3.       N/A

4.       SEE ATTACHED LIST

ATTACHMENT TO FORM 4 NOTICE OF DIRECTORS
OF NORD PACIFIC LIMITED

Name                          Residential Address or                     Occupation             Telephone
                                   Address for Service

Edgar F. Craft            4101 Roblar Avenue                         Businessman           805-688-2486
                                  Santa Ynez, CA
                                  93460

W. Pierce Carson      P.O. Box 831                                   Businessman           505-281-8232
                                 Cedar Crest, NM
                                 87008

Ray W. Jenner           9631 Desert Mountain Rd., NE         Businessman           505-823-2480
                                 Albuquerque, NM
                                 87122

Terence H. Lang       921 W. Spring Valley-                        Businessman           937-862-5201
                                 Paintersville Road
                                 Spring Valley, OH
                                 45370

Leonard Lichter         3 Spanish Cove Road                         Businessman           914-834-2574
                                 Larchmont, NY
                                 10538

Michael J. Drew        Brimstone Hill House                           Businessman           441-236-1400
                                 5 Brimstone Hill
                                 Devonshire DV11
                                 Bermuda

Lucile Lansing           4931 Phelps Court                               Businesswoman       916-972-9993
                                 Carmichael, CA
                                 95608

John B. Roberts       17 Wootoona TCE                                Businessman           011 618
                                St. Georges, SA 5064                                                         83797004
                                Australia

BUSINESS CORPORATIONS ACT
FORM 2
NOTICE OF REGISTERED OFFICE OR
NOTICE OF CHANGE OF REGISTERED OFFICE
(SECTION 17)

1.       NORD PACIFIC LIMITED

2.

3.       40 WELLINGTON ROW
          SAINT JOHN, NEW BRUNSWICK E2L 4S3

4.       N/A

5.       N/A

FORM 4
NOTICE OF DIRECTORS OR
NOTICE OF CHANGE OF DIRECTORS
(SECTION 64,71)

1.       NORD PACIFIC LIMITED

2.       SEE ATTACHED LIST

3.       N/A

4.       SEE ATTACHED LIST